Exhibit 4.1

                                CONSENT TO ACTION

                          BY THE BOARD OF DIRECTORS OF

                            LIBERTY COAL ENERGY INC.
                                 (the "Company")

The undersigned, being the Board of Directors of the Company, a Nevada corporation, by unanimous consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of September 10, 2012.

Re: Liberty Coal Energy Corp.- Company Compensation Plan

RESOLVED THAT:

1. EXECUTION IN CONTERPART

It is RESOLVED that this resolution may be signed by the directors in as many counterparts as necessary, each of which so signed shall be deemed to be an original, (including each signed counterpart copy sent by electronic facsimile transmission, each of which shall be deemed to be an original) and such counterparts together shall constitute one and same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth below.

2. It is RESOLVED that the Board of Directors of Liberty Coal Energy hereby approves the Company Compensation Plan dated September 10, 2012 and attached as Schedule A.


/s/ Edwin G. Morrow                          /s/ Robert Malasek
------------------------------------         -----------------------------------
Edwin G. Morrow                              Robert Malasek
President and Director                       CFO, Secretary and Director

                            Company Compensation Plan

                            LIBERTY COAL ENERGY CORP.

                             I. Purpose of the Plan.

The purpose of this Plan ("PLAN") is to further the growth of Liberty Coal Energy Corp ("LIBERTY" or THE "COMPANY") by allowing the Company to compensate consultants and certain other persons providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary, through the award of Liberty' common stock.

                                 II. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

     1.   "AWARD" means any grant of Common Stock made under this Plan.
     2.   "BOARD OF DIRECTORS" means the Board of Directors of Liberty.
     3.   "CODE" means the Internal Revenue Code of 1986, as amended.
     4. "COMMON STOCK" means the common stock, par value $0.001 per share, of Liberty.
     5. "DATE OF GRANT" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.
     6. "EMPLOYEE" means any person or entity that renders bona fide services to the Company (including, without limitation, the following: a person or company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.)
     7. "SUBSIDIARY" means any corporation that is a subsidiary with regard to Liberty as that term is defined in Section 424(f) of the Code.

                        III. Effective Date of the Plan

The effective date of this Plan, as amended, is September 10, 2012

                         IV. Administration of the Plan

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

                          V. Stock Subject to the Plan

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan as of this date and subject to subsequent amendment is 318,158,700 shares. The Common Stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by Liberty. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

                     VI. Persons Eligible to Receive Awards

Subject to the provisions of the Plan, the Board of Directors, or its designee, shall determine and designate, from time to time those consultants, advisors, and employees of the Company, or consultants, advisors, and employees of a parent or subsidiary corporation of the Company, to whom shares are to be issued and/or options are to be granted hereunder and the number of shares to be optioned from time to time to any individual or entity. In determining the eligibility of an individual or entity to receive shares or an option, as well as in determining the number of shares to be issued and/or optioned to any individual or entity, the Board of Directors, or its designee, shall consider the nature and value to the Company for the services which have been rendered to the Company and such other factors as the Board of Directors, or its designee, may deem relevant.

                              VII. Grants of Awards

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees or Consultants Awards are to be granted, and the number of shares of Common Stock as to which awards granted to each Employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "ACT"), or the rules and regulations promulgated thereunder. The Board of Directors upon approval of the issuance of shares pursuant to this plan shall provide as an exhibit, the party to whom shares are issued, and the number of shares issued.

                      VIII. Delivery of Stock Certificates

As promptly as practicable after authorizing the grant of an Award, Liberty shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted.

                                 IX. Employment

Nothing in this Plan or in the grant of an Award shall confer upon any Employee or consultant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any employee at any time for any reason whatsoever, with or without cause.

                            X. Laws and Regulations

The obligation of Liberty to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Liberty be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

                            XI. Withholding of Taxes

If subject to withholding tax, the Company shall be authorized to withhold from an Employee's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding tax to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

                           XII. Reservation of Shares

Liberty shall at all times keep reserved for issuance on grant of awards under this Plan a number of authorized but un-issued or reacquired shares of Common Stock equal to the maximum number of shares Liberty may be required to be issued on the grant of Awards under this Plan.

                          XIII. Termination of the Plan

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

                              XIV. Delivery of Plan

A Copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

No dealer, salesman, or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Plan in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon. This Plan does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Plan nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished or since the date of this Plan.

IN WITNESS WHEREOF, the Company has caused this amended Plan to be executed on its behalf by its President and attested by its Secretary effective the day and year first above written.

Liberty Coal Energy Corp.

Dated: September 10, 2012


/s/ Edwin G. Morrow                          /s/ Robert Malasek
------------------------------------         -----------------------------------
Edwin G. Morrow                              Robert Malasek
President and Director                       CFO, Secretary and Director